UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016 (June 9, 2016)

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

Florida	000-55329	65-0958798
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

8000 North Federal Highway Boca Raton, FL 33487
(Address of principal executive offices)

Registrant's telephone number, including area code: 561-939-3300

________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Agreement.

On June 9, 2016, the Registrant entered into a Non-Binding Letter of Intent (the “LOI”) with iStream Network, a private company organized and existing under the laws of the state of Florida (“iStream”). The LOI calls for Cleartronic to acquire and “spin-off” iStream Network as its own separate trading entity by filing a Form 10 with the Securities and Exchange Commission. Should this spin-off occur, Cleartronic shareholders would retain a twelve percent (12%) interest in the issued and outstanding stock of iStream Network.  iStream would obtain its own CUSIP, be assigned its own trading symbol and be an independent company with a registered class of stock.

Both parties agree to conduct preliminary due diligence Agreement for a period of thirty (30) days to assess the viability of the acquisition of iStream by Cleartronic. The LOI represents only an indication of interest and does not constitute a contract, commitment, undertaking or other binding obligation upon either party.

Item 9.01 Financial Statements and Exhibits.

(a) the following Exhibit is being filed with this Current Report on Form 8-K:

Exhibit No.

Description

Ex-99.1

Non-Binding Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARTRONIC, INC.

Date: June 16, 2016

By: /s/ Larry Reid

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Larry Reid

Chief Executive Officer

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